Exhibit 10.25

CONSENT AND AMENDMENT NO. 4 TO CREDIT AGREEMENT

THIS CONSENT AND AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 31, 2012, by and among the Lenders identified on the signature pages hereof (such Lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, “Agent”), KELLWOOD COMPANY, a Delaware corporation (“Borrower Representative”), the Domestic Subsidiaries of Borrower Representative party hereto as Borrowers (together with Borrower Representative, “Borrowers”) and the other Obligors party hereto (together with the Borrowers, the “Loan Parties”).

WHEREAS, the Loan Parties, Agent, and Lenders are parties to that certain Credit Agreement dated as of October 19, 2011 (as amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have notified Agent and the Lenders that Borrower Representative and Canadian Recreation Products Inc. (“Canadian RR Sub”) desire to enter into a Purchase Agreement in the form of Exhibit A hereto (the “Royal Robbins Purchase Agreement”) pursuant to which Parent will sell all of the issued and outstanding equity interests of Royal Robbins, LLC (“Royal Robbins” and all such issued and outstanding equity interests of Royal Robbins the “Royal Robbins Transferred Equity Interests”) to RR Acquisition Corporation (“US RR Purchaser”) and Canadian RR Sub will sell the assets described on Exhibit B hereto (the “RR Transferred Assets”) to RR Canada, Inc. (“Canadian RR Purchaser”);

WHEREAS, the Loan Parties have also notified Agent and the Lenders that Phat Fashions LLC (“Phat Fashions”) has entered into a Purchase Agreement in the form of Exhibit C hereto (the “Phat Fashions Purchase Agreement”) pursuant to which Phat Fashions will sell the assets described on Exhibit D hereto (the “PF Transferred Assets”) to Baby Phat Holding Company, LLC (“PF Purchaser”);

WHEREAS, the Loan Parties have requested that Agent and the Lenders consent to (i) the sale by Parent of all of the Royal Robbins Transferred Equity Interests to US RR Purchaser pursuant to the Royal Robbins Purchase Agreement, (ii) the sale by Phat Fashions of the PF Transferred Assets to PF Purchaser pursuant to the Phat Fashions Purchase Agreement, (iii) the release of Royal Robbins as a Borrower and/or Obligor under the Credit Agreement and the other Loan Documents and the release of Agent’s Lien on the assets of Royal Robbins, in each case upon receipt of the Initial RR Consideration (as defined below), (iv) the release of Agent’s Lien on the PF Transferred Assets upon receipt of the Initial PF Consideration (as defined below), and (v) the prepayment of the Second Lien Debt in an aggregate amount not to exceed $10,000,000, with a portion of the Net Cash Proceeds arising from the sale of the Royal Robbins Transferred Equity Interests pursuant to the Royal Robbins Purchase Agreement;

WHERAS, the Agent and Lenders are willing to provide such consent on the terms provided herein;

WHEREAS, the Loan Parties, Agent and Lenders have also agreed to amend the Credit Agreement in certain respects on the terms provided herein;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Consent. In reliance on the representations and warranties of the Loan Parties set forth in Section 7 below and subject to the conditions to effectiveness set forth in Section 6 below, Agent and the Lenders consent to (i) the sale by Parent of the Royal Robbins Transferred Equity Interests to US RR Purchaser pursuant to the Royal Robbins Purchase Agreement, the release of Royal Robbins as a Borrower and/or Obligor under the Credit Agreement and the other Loan Documents and the release of Agent’s Lien on the assets of Royal Robbins, in each case so long as (A) such sale is consummated on or before January 31, 2013 (B) the amount of Net Cash Proceeds arising from the cash purchase price (excluding any escrow amount) paid on the Closing (as defined in the Royal Robbins Purchase Agreement) for the Royal Robbins Transferred Equity Interests (such amount, the “Initial RR Consideration”) is at least $17,500,000 and (C) $10,000,000 of Initial RR Consideration is remitted directly to Second Lien Agent and the remaining portion of the Initial RR Consideration is remitted directly to Agent for application to the outstanding Revolving Loans, (ii) the sale by Phat Fashions of the PF Transferred Assets to PF Purchaser pursuant to the Phat Fashions Purchase Agreement and the release of Agent’s Lien on the PF Transferred Assets, in each case, so long as (A) such sale is consummated on or before January 31, 2013 (B) the amount of the Net Cash Proceeds arising from the cash purchase price (excluding any escrow amount) paid on the Closing (as defined in the Phat Fashions Purchase Agreement) for the PF Transferred Assets (such amount, the “Initial PF Consideration”) is at least $5,000,000 and (C) the Initial PF Consideration is remitted directly to Agent for application to the outstanding Revolving Loans, and (iii) the prepayment of the Second Lien Debt in an aggregate amount not to exceed $10,000,000 with a portion of the Net Cash Proceeds arising from the sale of the Royal Robbins Transferred Equity Interests pursuant to the Royal Robbins Purchase Agreement. The foregoing consent shall not be deemed to be a consent to any other deviation from the express terms of the Credit Agreement and the Loan Documents.

3. Amendments to Credit Agreement. In reliance upon the representations and warranties of the Borrower set forth in Section 7 below and subject to the conditions to effectiveness set forth in Section 6 below, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended to add the following definitions in appropriate alphabetical order, as follows:

Initial RR Consideration – as defined in the Fourth Amendment.

Initial PF Consideration – as defined in the Fourth Amendment.

PF Transferred Assets – as defined in the Fourth Amendment.

Phat Fashions Purchase Agreement – as defined in the Fourth Amendment.

Royal Robbins Investment – collectively, the “Seller Notes” (as defined in the Royal Robbins Purchase Agreement) and the “Earnout Cash” (as defined in the Royal Robbins Purchase Agreement).

Royal Robbins Purchase Agreement – as defined in the Fourth Amendment.

Royal Robbins Transferred Equity Interests – as defined in the Fourth Amendment.

Fourth Amendment – that certain Consent and Amendment No. 4 to Credit Agreement dated as of December 31, 2012 among Agent, Lenders and Loan Parties.

(b) The definition of “Permitted Investment” in Section 1.1 of the Credit Agreement is hereby amended to replace the reference to “(i)” with a reference to “(j)”.

(c) The definition of “Restricted Investment” in Section 1.1 of the Credit Agreement is hereby amended to (i) replace the “and” after the clause (h) with “,”, (ii) reletter clause “(i)” as “(j)”, and (iii) add the following clause (i):

(i) the Royal Robbins Investment, and

(d) The definition of “Net Proceeds” set forth in Section 1.1 of the Credit Agreement is amended to replace the capitalized term “Net Proceeds” with “Net Cash Proceeds”.

(e) A new sentence is added at the end of Section 5.3(b) of the Credit Agreement as follows:

Notwithstanding anything contained in this Section 5.3(b) to the contrary, (i) the Net Cash Proceeds from the sale of the Royal Robbins Transferred Equity Interests pursuant to the Royal Robbins Purchase Agreement shall be used as follows: (A) $10,000,000 shall be used by Obligors to prepay the Second Lien Debt, (B) $5,000,000 shall be applied to the prepayment of the Loans in accordance with Section 5.3(f), and (C) the remaining portion of such Net Cash Proceeds shall pay down the Loans (without a permanent reduction in the Maximum Revolver Amount or Revolver Commitments, it being understood that such Net Cash Proceeds shall not be required to be reinvested in or otherwise used to repair, replace or restore any properties or assets as provided above in this Section 5.3(b) so long as “Excess Proceeds” (as defined in the 2009 Indenture) do not at any time exceed $10,000,000), and (ii) the Net Cash Proceeds from the sale of the PF Transferred Assets pursuant to the Phat Fashions Purchase Agreement shall pay down the Loans (without a permanent reduction in the Maximum Revolver Amount or Revolver Commitments, it being understood that such Net Cash Proceeds shall not be required to be reinvested in or otherwise used to repair, replace or restore any properties or assets as provided above in this Section 53(b)).

(f) A new sentence is added at the end of Section 5.3(f) of the Credit Agreement as follows:

Notwithstanding anything contained in this Section 5.3(f) to the contrary, (x) any prepayment arising under clause (i)(B) of the last sentence of Section 5.3(b) from the Net Cash Proceeds from the sale of the Royal Robbins Transferred Equity Interests shall (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Loans (with a corresponding permanent reduction in the Maximum Revolver Amount and Revolver Commitments but no establishment of a permanent Availability Reserve shall be required), until paid in full, and second, to provide Cash Collateralization for the Letters of Credit (with a corresponding permanent reduction in the Maximum Revolver Amount and Revolver Commitments but no establishment of a permanent Availability Reserve shall be required), and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 5.6 (with a corresponding permanent reduction in the Maximum Revolver Amount and Revolver Commitments and, at the election of the Required Lenders, the establishment of a permanent Availability Reserve in the amount of the prepayment (it being understood that once applied, no permanent Availability Reserve may be retroactively applied)), (y) any pay down of the Loans arising under clause (i)(C) of the last sentence of Section 5.3(b) from the Net Cash Proceeds from the sale of the Royal Robbins Transferred Equity Interests shall not require a permanent reduction of the Maximum Revolver Amount or Revolver Commitments or the establishment of a permanent Availability Reserve, and (z) any pay down of the Loans arising under clause (ii) of the last sentence of Section 5.3(b) from the Net Cash Proceeds from the sale of the PF Transferred Assets shall not require a permanent reduction of the Maximum Revolver Amount or Revolver Commitments or the establishment of a permanent Availability Reserve.

4. Continuing Effect. Except as expressly set forth in Section 2 or 3 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

5. Reaffirmation and Confirmation; Covenant.

(a) Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally) and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects.

(b) Each of (i) SCSF Kellwood Finance, LLC (“SCSF Finance”) and Sun Kellwood Finance, LLC (“Sun Finance”, and together with SCSF Finance, the “Sun Guarantors”) hereby ratifies, affirms, acknowledges and agrees that its obligations under that certain Guaranty, dated as of October 19, 2011, made by the Sun Guarantors in favor of the Agent remain in full force and effect and (ii) SK Financial Services Corp. hereby ratifies, affirms, acknowledges and agrees that its obligations under that certain Limited Guaranty dated as of March 23, 2012, made by SK Financial Services Corp. in favor of the Agent remains in full force and effect.

6. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:

(a) Agent shall have received a fully executed copy of this Amendment;

(b) Agent shall have received a fully executed copy of an amendment to the Second Lien Debt Documents, consenting to the dispositions contemplated by the Royal Robbins Purchase Agreement and the Phat Fashions Purchase Agreement;

(c) Agent shall have received a fully executed copy of an amendment to the Last-Out Term Loan Documents, consenting to the dispositions contemplated by the Royal Robbins Purchase Agreement and the Phat Fashions Purchase Agreement;

(d) Agent shall have received a fully executed consent to the Second Lien Debt Intercreditor Agreement consenting to this Amendment; and

(e) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

7. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders that, after giving effect to this Amendment:

(a) All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date);

(b) No Default or Event of Default has occurred and is continuing;

(c) This Amendment and the Credit Agreement, as modified hereby, constitute legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally; and

(d) The transactions contemplated by the Royal Robbins Purchase Agreement and the Phat Fashions Purchase Agreement and the application of the Net Cash Proceeds from such transactions as described herein are in compliance with the 2009 Indenture. Parent has received an opinion as to fairness to Parent of the transactions contemplated by the Royal Robbins Purchase Agreement from a financial point of view issued by an accounting, appraisal or investment banking firm of material standing.

8. Miscellaneous.

(a) Expenses. The Loan Parties jointly and severally agree to pay on demand all expenses of Agent (including, without limitation, the fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, all in accordance with Section 3.4 of the Credit Agreement. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as modified hereby.

(b) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

9. Other Agreements.

(a) Effective simultaneously with receipt of the Initial RR Consideration, (i) the release in the form of Exhibit E hereto releasing Royal Robbins as a Borrower under the Credit Agreement and the other Loan Documents shall be automatically effective, (ii) Agent authorizes the filing of a UCC termination statement with respect to the UCC financing statement listed on Exhibit F hereto, and (iii) Agent agrees to take such further actions as may be reasonably requested by Borrowers to evidence the termination of the Liens of Agent in the assets of Royal Robbins and the release of Royal Robbins as a Borrower.

(b) Effective simultaneously with receipt of the Initial PF Consideration,(i) Agent authorizes the filing of the partial release in the form of Exhibit G hereto with respect to the UCC financing statement listed on Exhibit H hereto and (ii) Agent agrees to take such further actions as may be reasonably requested by Obligors to evidence the termination of the Liens of Agent in the PF Transferred Assets.

(c) Loan Parties agree that the Net Cash Proceeds of any consideration received by Parent in excess of the Initial RR Consideration under the Royal Robbins Purchase

Agreement shall be subject to the terms of Section 5.3(b) of the Credit Agreement (as amended by the Fourth Amendment) and the Net Cash Proceeds of any consideration received by Phat Fashions in excess of the Initial PF Consideration under the Phat Fashions Purchase Agreement shall be subject to the terms of Section 5.3(b) of the Credit Agreement (as amended by the Fourth Amendment).

10. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Amendment.

(b) Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

KELLWOOD COMPANY KELLWOOD FINANCIAL RESOURCES, INC. (formerly known as Newkell, Inc.)
KWD HOLDINGS, INC.
PHAT FASHIONS LLC
PHAT LICENSING LLC
ZOBHA, LLC
MEOW INC.
BETH’S BOUTIQUE, LLC
AMERICAN RECREATION PRODUCTS, LLC
SIERRA DESIGNS ACQUISITION COMPANY, LLC
ROYAL ROBBINS, LLC
VINCE, LLC

By:
Name:	Keith A. Grypp
Title:	Senior Vice President

Signature Page to Consent and Amendment No. 4 to Credit Agreement

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:
Name:	ROBERT BERNIER
Title:	VICE PRESIDENT

Signature Page to Consent and Amendment No. 4 to Credit Agreement

PNC BANK, N.A., as Lender

By:
Name:	Mark Herdman
Title:	Vice President

Signature Page to Consent and Amendment No. 4 to Credit Agreement

UBS LOAN FINANCE LLC, as a Lender

By:
Name:	Lana Gifas
Title:	Director

By:
Name:	Joselin Fernandes
Title:	Associate Director

Signature Page to Consent and Amendment No. 4 to Credit Agreement

Agreed and acknowledged with respect to Section 5(b):

SUN KELLWOOD FINANCE, LLC

By:
Name:	Michael J. McConvery
Title:	Vice President

SCSF KELLWOOD FINANCE, LLC

By:
Name:	Michael J. McConvery
Title:	Vice President

SK FINANCIAL SERVICES CORP.

By:
Name:	Michael J. McConvery
Title:	Vice President

Signature Page to Consent and Amendment No. 4 to Credit Agreement